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                                   EXHIBIT 4.1

                              M.B.A. HOLDINGS, INC.

                 EMPLOYEE STOCK INCENTIVE PLAN FOR THE YEAR 2004

                                    ARTICLE I

                                   DEFINITIONS

As used herein, terms have the meaning hereinafter set forth unless the context should clearly indicate the contrary:

(a) "Board" shall mean the Board of Directors of the Company.

(b) "Committee" shall mean the Compensation Committee appointed by the Board to oversee the administration of this Plan;

(c) "Company" shall mean M.B.A. Holdings, Inc., a Nevada corporation;

(d) "Director" shall mean a member of the Board.

(e) "Employee" shall mean any person, including officers, employed by the Company who in the judgment of the Committee has the ability to positively affect the profitability and economic well being of the Company. Part-time employees, independent contractors, consultants and advisors performing bona fide services to the Company shall not be deemed employees solely for the purpose of participation under the Plan.

(f) "Fair Market Value" shall mean the average of the closing price for ten consecutive trading days at which the Stock is listed in the NASDAQ quotation system ending on the day prior to the date an Option is granted hereunder;

(g) "Grant" means the issuance of an Option hereunder to an Optionee entitling such Optionee to acquire Stock on the terms and conditions set forth in a Stock Option Grant to be entered into with the Optionee. "Grant" may also include a direct grant of stock;

(h) "Incentive Stock Option" shall mean a compensatory Option provided to an employee of the Company giving him or her the right to purchase Stock at a predetermined price under a plan that meets certain Internal Revenue Code requirements and involves registered stock;

(i) "Non-Statutory Option" shall mean all Options that are not Incentive Stock Options;

(j) "Option" shall mean the right granted to an Optionee to acquire Stock of the Company pursuant to the Plan;

(k) "Optionee" shall mean an Employee of the Company to whom a Grant hereunder has been made;

(l) "Plan" shall mean the M.B.A. Holdings, Inc. Employee Stock Incentive Plan For The Year 2004, the terms of which are herein set forth;

(m) "Stock" shall mean the common stock of the Company or, in the event the outstanding shares of stock are hereafter changed into or exchanged for shares of different stock or securities of the Company or some other corporation, such other stock or securities;

(n) "Stock Option Grant" shall mean the agreement between the Company and an Optionee under which an Optionee may acquire Stock pursuant to the Plan.

                                   ARTICLE II

                                    THE PLAN

2.1 NAME. The plan shall be known as the " M.B.A. Holdings, Inc. Employee Stock Incentive Plan For The Year 2004."

2.2 PURPOSE. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the Employees of the Company the opportunity to acquire an equity interest in the Company by the grant of Options to such persons under the terms herein set forth. By doing so, the Company seeks to motivate, retain and attract highly competent, highly motivated personnel whose judgment, initiative, leadership and continued efforts will contribute to the success of the Company. The Options to be granted hereunder are either "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or "Non-Statutory Stock Options." However, at no time will the Plan be considered or operate as a "tandem" option plan or will any Employee be subjected to a tandem option provision.

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2.3 EFFECTIVE  DATE.  The Plan shall become  effective  upon its adoption by the
Board  of  the  Company.   Thereafter,  the  Plan  shall  be  submitted  to  the
shareholders of the Company for approval within 12 months after the date said Plan is adopted by the Board.

2.4 TERMINATION DATE. The Plan shall terminate ten (10) years from the date the Plan is adopted by the Board of the Company and at such time no further Options shall be granted under the Plan. Options previously granted under the Plan may be exercised by the Optionee in accordance with the Stock Option Grant until such Options terminate as provided in said Stock Option Grant.

                                   ARTICLE III

                                  PARTICIPANTS

Any Employee of the Company, or of any of its wholly owned subsidiaries, shall be eligible to be granted an Option under the Plan. The Committee shall adopt criteria pursuant to which Options shall be granted.

The Committee may grant Options to any eligible Employee in accordance with such determinations as the Committee may, from time to time, in its sole discretion make.

                                   ARTICLE IV

                                 ADMINISTRATION

4.1 DUTIES AND POWERS OF THE COMMITTEE. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the sole discretion and authority to determine from among eligible persons those to whom and the time or times at which Options may be granted and the number of shares of Stock to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations related to it and to determine the details and provisions of each Stock Option Grant and to make all other determinations necessary or advisable in the administration of the Plan.

4.2 RECORDS OF PROCEEDINGS. The Committee shall maintain written minutes of its actions that shall be maintained among the records of the Company.

4.3 MAJORITY. A majority of the members of the Committee shall constitute a quorum and any action taken by a majority present at such meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee.

4.4 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Committee in all matters relating to eligible Optionees, their status, death, retirement, disability and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties. All expenses of the Committee shall be paid by the Company.

4.5 COMPOSITION OF THE COMMITTEE. The Committee shall consist of up to three (3) individuals appointed by the Board from among its members. Appointment to the Committee shall be for a term of one (1) year or until new individuals are appointed to the Committee by the Board. Any individual designated and serving as a member of the Committee shall be entitled to indemnification in relation to such service by the Company to the fullest extent called for or permitted by the Bylaws of the Company.

4.6 COMMITTEE AUTHORITY. If the Committee deems it necessary or in the best interest of the Company or its shareholders, the Committee may impose restrictions of the subsequent transferability of Stock issued pursuant to Options to be granted hereunder. In the event of the imposition of any such conditions, the Stock of the Company to be issued pursuant to the exercise of an Option shall have any such restrictions prominently displayed as a legend on such certificate.

                                    ARTICLE V

                       SHARES OF STOCK SUBJECT TO THE PLAN

5.1 LIMITATION. Subject to adjustment pursuant to the provisions of Section 5.3 hereof, the number of shares of Stock that may be issued and sold hereunder shall not exceed 18,000,000 shares. The Company shall take such action as necessary to reserve the aforesaid number of shares for issuance pursuant to the Plan.

5.2 OPTIONS GRANTED UNDER THE PLAN. Shares of stock with respect to which an Option is granted hereunder, but which lapses prior to exercise, shall be
considered  available  for  grant  hereunder.   Therefore,  if  Options  granted
hereunder shall terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such terminated Options related.
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5.3  ANTI-DILUTION.  In the event the Stock  subject  to  Options  hereunder  is changed  into or  exchanged  for a  different  number  or kind of stock or other securities  of the  Company  or of  another  organization  by reason of  merger,
consolidation   or    reorganization,    re-capitalization,    reclassification,
combination of shares, stock split or stock dividend;

(a) The aggregate number of shares of Stock subject to Options that may be granted hereunder shall be adjusted appropriately;

(b) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately;

(c) Where dissolution or liquidation of the Company or any merger or consolidation in which the Company is not a surviving corporation is involved, each outstanding Option shall terminate and the Optionee holding such Option shall have the right immediately prior to such dissolution, liquidation, merger or combination to exercise his Option, in whole or in part, to the extent that it shall not have been exercised without regard to any installment exercise provision.

The manner of application of the foregoing provision shall be determined solely by the Committee and any such adjustment may provide for the elimination of fractional share interests.

                                   ARTICLE VI

                                OPTION PROVISIONS

6.1 OPTIONS. Each Option granted hereunder shall be evidenced by minutes of a meeting of or the written consent of the Committee and by a written Stock Option Grant dated as of the date of Grant and executed by the Company, which Grant shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

6.2 PARTICIPATION, LIMITATIONS.

(a) Options qualifying as "Incentive Stock Options" under Section 422 of the Internal Revenue Code, as amended, may be granted from time to time to Employees of the Company to purchase shares of the Company's Stock.

(b) Options defined as "Non-Statutory Stock Options" which do not satisfy the requisites of Section 422 of the Internal Revenue Code, as amended, may also be granted under this Plan.

6.3 OPTION PRICE. The per share Option price for the stock subject to each Option shall be determined by the Committee, but the per share exercise price shall not be less than the 85 percent of the Fair Market Value of the Stock on the date the Option is granted.

6.4 OPTION PERIOD. Each Option granted hereunder must be granted within ten (10) years from the effective date of the Plan. The period for the exercise of each Option shall be determined by the Committee, but in no instance shall such period exceed ten (10) years from the date of Grant of the Option. The Committee may prescribe such period after the grant of an Option that must expire before such Option may be exercised as it deems appropriate.

6.5 OPTION EXERCISE.

(a) Options granted hereunder may not be exercised until and unless the Optionee shall meet the conditions precedent established by the Committee for the Employees.

(b) Options may be exercised by Employees for whole shares only. Optionees may exercise their Option in whole at any time, or in part from time to time in each year on a cumulative basis with any portion not exercised to be carried over for exercise in subsequent years. Options shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office and payment in full to the Company at said office of the amount of the Option price for the number of shares with respect to which the Option(s) are then being exercised.

(c) No Option may be exercised by any Optionee unless a registration statement, such as form S-8, covering the Stock subject thereto has been filed with and declared effective by the Securities and Exchange Commission and an appropriate registration or exemption therefrom, is in effect or available in the state of residence of the exercising Optionee.

(d) No person to whom Incentive Stock Options are granted hereunder shall receive Options, first exercisable during any single calendar year, for Stock, the fair market value of which (determined at the time of the grant of the Options) exceeds $100,000 or such other amount as is Stated in Section 422 of the Internal Revenue Code, as amended.
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6.6 NON-TRANSFERABILITY OF OPTION. No Option or any right relative thereto shall be transferred by an Optionee otherwise than by will or by the laws of descent and distribution or by written permission of the Committee. During the lifetime of an Optionee, the Option shall be exercisable only by him or her.

6.7 EFFECT OF DEATH OR OTHER TERMINATION OF EMPLOYMENT.

(a) If the Employee's relationship with the Company shall be terminated, with or without cause, or by the act of the Employee, the Optionee's right to exercise such Incentive Stock Options shall terminate and all rights thereunder shall cease thirty (30) days after the date on which such person's association is terminated. Provided however, that if the Optionee shall die or become permanently and totally disabled while employed by the Company, as solely determined by the Committee in accordance with its policies, then either his or her personal representatives or a transferee under the Optionee's will or pursuant to the laws of descent and distribution, or the disabled Optionee may exercise the Incentive Stock Options in full six (6) months from the date of such death or disability. In the case of an Optionee's retirement in accordance with the Company's established retirement policy, such Incentive Stock Options shall remain exercisable by the Optionee for three (3) months from the date of such retirement.

(b) The exercise schedule for Non-Statutory Stock Options following termination, death or total and permanent disablement of the Optionee will be determined by the Committee at the time of Grant.

(c) No transfer of an Option by the Optionee by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with a written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

6.8 RIGHTS AS A SHAREHOLDER/VESTING OF OPTIONS.

(a) An Optionee or a transferee of an Option shall have no rights as a shareholder of the Company with respect to any shares subject to any unexercised Options.

(b) Incentive Stock Options are exercisable once vested. Unless otherwise established in writing by the Committee, the vesting schedule shall be as follows: Twenty percent (20%) of the shares issuable under the Incentive Stock Options shall vest six months from date of Grant provided that the Optionee has remained an Employee of the Company for not less than six months from date of Grant, twenty percent (20%) of the shares issuable under the Incentive Stock Options shall vest one year from date of Grant provided that Optionee has remained an Employee of the Company for not less than one year from the date of Grant, and the remaining sixty percent (60%) of the shares issuable under the Incentive Stock Options shall vest at the rate of twenty percent (20%) per year on the second, third and fourth anniversary of the date of Grant provided that Optionee has remained an Employee of the Company for the entire vesting period. Otherwise the options shall lapse.

(c) Non-Statutory Stock Options are exercisable once vested. The vesting schedule for Non-Statutory Stock Options will be determined by the Committee when granted.

6.9 REQUIRED FILINGS. Exercise of each Stock Option is conditioned upon the agreement of the Employee to the terms and conditions of this Plan and of such Stock Option as evidenced by the Employee's execution and delivery of a Notice and Agreement of Exercise in the form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Employee that (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended (the "Securities Act") or any other applicable federal or state securities laws, (b) each Option Share certificate may be imprinted with legends reflecting applicable federal and state securities laws restrictions and conditions, (c) the Company may comply with said securities law restrictions and issue "Stop Transfer" instructions to its Transfer Agent and Registrar without liability, (d) if the Employee is a
Section 16 Reporting Person, the Employee will furnish to the Company a copy of each Form 4 or Form 5 filed by said Employee and will timely file all reports required under federal securities laws, and (e) the Employee will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

                                   ARTICLE VII

                               STOCK CERTIFICATES

The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder, or any portion thereof, prior to the obtaining of any approval or clearance from any federal or state governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

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                                  ARTICLE VIII

               TERMINATION, AMENDMENT, OR MODIFICATION OF THE PLAN

The Board may at any time, upon recommendation of the Committee, terminate, and may at any time and from time to time and in any respect amend or modify the terms of the Options granted under the Plan. If the Plan has been submitted to and approved by the shareholders of the Company, no such action by the Board or the Committee may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan, except as contemplated in Section 5.3 hereof; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Committee.

                                   ARTICLE IX

                                   EMPLOYMENT

9.1 EMPLOYMENT. Nothing in the Plan or any Option granted hereunder or in any Stock Option Grant shall confer upon an Employee receiving such Option or Stock Option Grant the status as an Employee of the Company. Further, nothing in the Plan or any Option granted hereunder shall in any manner create in any Optionee the right to continue their relationship with the Company or create any vested interest in such relationship, including employment.

9.2 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plan in effect for the Company or any of its subsidiaries, nor shall the Plan preclude the Company or any subsidiary thereof from establishing any other forms of incentive or other compensation for employees or non-employee Directors of the Company, or any subsidiary thereof.

9.3 PLAN EFFECT. The Plan shall be binding upon the successors and assigns of the Company.

9.4 TENSE. When used herein nouns in the singular shall include the plural.

9.5 HEADINGS OF SECTIONS ARE NOT PART OF THE PLAN. Headings of articles and sections hereof are inserted for convenience and reference and constitute no part of the Plan.


IN WITNESS WHEREOF, this Plan has been executed effective as of April 7, 2004.


                          M.B.A.   Holdings, Inc.




                          By  /s/  Gaylen M. Brotherson
                              Gaylen M. Brotherson, Chief Executive Officer